Producers hit target set by USPB’s grid in 2015

Fulfilling Our Mission

By Stan Linville, CEO

The end of a year is a good time to take stock of what was accomplished in the previous 12 months. At USPB, we look at measurements such as quality of cattle delivered, premiums earned by our producers and number of cattle delivered, along with other factors, to determine how well our company performed or how well we carried out our mission.

 As a reminder, our mission statement is “To increase the quality of beef and long-term profitability of cattle producers by creating a fully integrated, producer-owned beef processing system that is a global supplier of high quality value-added beef products responsive to consumer desires.”

Breaking that down, I’m pleased to report that you hit the target set by our grids to “increase the quality of beef” in fiscal year 2015. The percent Choice and Prime carcasses you delivered set a record at 82.83%. That was an impressive 6.91% better than the previous high. Perhaps just as impressive is the fact that the percentage of Yield Grade 4 carcasses you delivered actually dropped by 2.73 percentage points last year.

To put that in financial terms, the premiums you earned from Quality Grade were the fourth largest in our history. To be fair, the market sets the Choice/Select spread and Prime premiums, so what you get paid is reflective of what the overall beef market is willing to pay. Last year, the Choice/Select spread was the 6th highest in USPB’s history, and the Prime premium was the 7th highest in our history. In terms of Yield Grade premium/discounts, fiscal year 2015 recorded the third smallest discount since we’ve been in business.

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Country of Origin Labeling

By Tracy Thomas, Vice President, Marketing

On Friday, December 18, 2015, the omnibus spending bill received Congressional and Presidential approval. One of the inclusions in this bill was a full repeal of mandatory Country of Origin Labeling (COOL). As a result, National Beef will now transition from labels reading “Born/Raised/Harvested in the USA” to labels reading “Product of USA”. Effective January 4th, we will no longer require a mandatory COOL affidavit on finished cattle delivered through USPB. Unitholders and Associates who deliver through USPB may now deliver cattle fed in the USA regardless of the originating country.

Separately, the United States Department of Agriculture (USDA) stated the Food Safety and Inspection

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Members continue to be rewarded for high quality cattle

FY 2015 KS Cattle Grid
Performance Summary

By Brian Bertelsen, Vice President, Field Operations

Fiscal year 2015 included the unusual combination of challenging downtrending markets yet feeding cost of gains that were still well below fed market prices. This, in turn, resulted in an abundance of high quality, heavy cattle throughout the industry. As in previous years, the U.S. Premium Beef grids continued to reward high quality cattle and helped beef producers capture more total dollars for their cattle.

For all USPB cattle delivered to National Beef’s Kansas plants, overall premium was the third highest in company history at $49.42 per head more than if they were marketed on the average cash, live market. This was very similar to the previous year.

Table 1 on page 2 lists the carcass grid performance and Table 2 on page 3 lists the premium breakdown for the last four years. Feed-yard placement weights (in weight) were record high and days fed from those heavier weights was the fourth longest during company history. In addition, there was a larger percentage of steer lots com-pared to previous years. This resulted in record high live and carcass weights. On average, live weights were 25 pounds greater than the previous record in 2013.

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FY 2015 Annual Meeting in Dodge City on March 24, 2016

U.S. Premium Beef’s fiscal year 2015 annual meeting will be held in Dodge City, KS at the United Wireless Arena and Conference Center on Thursday March 24, 2016. A USPB cattle performance presentation will begin at 2:00 p.m., and the National Beef presentation and USPB Business meeting will begin at 3:30 p.m. A reception and dinner will follow the business meeting. We will also have a presentation following dinner featuring Dr. Barry Flinchbaugh, professor emeritus in the department of Agricultural Economics at Kansas State University. A tour of the National Beef Packing Plant in Dodge City for a limited number of participants will take place the next day.

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Reproduction of any part of this newsletter is expressly forbidden without written permission of U.S. Premium Beef

FY 2015 Cattle Grid...	...continued from page 1

The percentage of USPB carcasses that were eligible for the Certified Angus Beef (CAB) brand was the third highest. The percentage eligible for the Black Canyon Premium Reserve (BCPR) brand was the second highest. Both of these were driven by high certification rates within the black hided cattle. The percentage of carcasses, from black hided cattle, that met the carcass specifications for each brand was record or near-record high for both brands. In total, nearly 59% of all black hided cattle qualified for a branded beef premium on the USPB grid.

The Choice/Select spread was less than the previous year, and approximately one dollar below the average for our company’s history. Prime premium was also lower than previous years. This was likely due to the industry-wide improvement in overall Quality grades. However, CAB premium was very similar to recent years.

Quality grade premium per head was again the largest component of Overall premium and was the fourth highest in company history, but similar to the previous year. Higher Quality grades offset some of the decreased premiums in the marketplace.

Yield, or dressing percentage, was higher. However, plant average yields also increased in 2015. This resulted in a Yield benefit per head that was less than previous years, but was still the fourth highest on record.

As a result, heavyweight percentage and outweight discounts were the largest in USPB history. It is important to remember that during 2012 and 2013, weights and yields were higher due, in part, to the use of the beta-agonist Zilmax®.

Quality grade premiums continued to be a major factor in overall total premiums as carcass quality grades were excellent in 2015. The percentage of carcasses grading Choice and Prime was record high, surpassing the old record set during the previous year by nearly seven percentage points. This marks the eighth consecutive year in which USPB cattle graded over 70% and the first year above 80%.

Within the entire U.S. beef industry, quality grading was also record high during company history according to reports by the USDA for fed cattle harvested in U.S. packing plants. USPB continued to maintain an advantage of nearly nine percentage points more Choice and Prime than the entire industry.

Prime percentage of USPB carcasses was the highest in the last thirteen years. Industry averages were the highest they have been during the company’s history.

Table 1. USPB BENCHMARK PERFORMANCE TABLE–KS Plants

Due to the added days on feed in relation to in weight, apparent total feedlot gain was record high. On average, USPB cattle gained a total of 565 pounds from their in weight to their live pay weight at delivery. However, apparent average daily gain was still the third highest, down slightly from record high levels the previous two years.

Yield Grades were generally lower, or leaner, in 2015. Yield grade is an indicator of body composition with lower values for generally leaner and/or heavier muscled carcasses. It is surprising to see “leaner” Yield Grades considering cattle were fed longer in relation to heavier in weights.

Looking at the USPB individual animal instrument grading database, backfat thickness was actually the highest, or fattest, in the last ten years. However, ribeye in relation to carcass weight, or “muscling” was the largest, or best, it has ever been in the last eleven

	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015	Last 4 Weeks
					(Dec 14-Jan.9)
	All	All	All	All	All	Top 25%
In Weight	724	745	739	756	766	754
Days Fed	158	153	154	159	157	160
Live Weight	1282	1296	1293	1321	1362	1330
Carcass Weight	833	838	827	849	871	860
Yield, %	64.99	64.67	64.00	64.24	63.94	64.62
Prime, %	2.60	2.66	2.99	4.18	3.64	4.41
Choice & Prime, %	71.11	73.85	75.92	82.83	84.03	86.61
CAB, %	19.88	26.94	26.35	25.97	24.96	27.17
BCPR, %	16.66	18.04	18.76	18.49	20.60	19.36
Ungraded, %	1.17	0.90	0.87	0.91	0.68	0.50
Hard Bone, %	0.60	0.53	0.38	0.57	0.90	0.56
Yield Grade 1, %	13.96	10.91	5.87	8.90	8.38	8.62
Yield Grade 2, %	39.71	35.61	30.84	34.75	32.47	32.83
Yield Grade 3, %	36.94	39.84	45.47	41.35	41.45	41.55
Yield Grade 4, %	8.72	12.22	16.11	13.38	15.68	15.31
Yield Grade 5, %	0.67	1.27	1.71	1.59	2.02	1.69
Avg. Yield Grade	2.42	2.57	2.77	2.64	2.70	2.69
Lightweight, %	0.33	0.30	0.33	0.29	0.18	0.12
Heavyweight, %	2.89	1.67	1.32	2.91	4.76	2.21
Overall Premium	$64.04	$62.21	$49.25	$49.42	$44.50	$80.34
CH/SE Sprd. $/cwt	$10.06	$10.46	$8.60	$7.45	$11.04	$11.04
Heifer lots, %	50.35	50.37	55.86	48.80	50.63	55.43
Black-hided %	75.46	76.17	77.43	75.83	76.06	75.54

years since the company has been tracking this data. So, on average, carcasses had enough added muscling to compensate for the added backfat and still have a lower average Yield Grade than the previous year.

However, USPB Yield Grade 4 percentage was still the third highest and Yield Grade 5 percentage was the fifth highest in company history. Yet, plant average Yield Grade 4 percentage was similar and Yield Grade 5 plant average increased from the previous year. This, together with grid changes that increased the premium for leaner Yield Grades on the USPB grid, translated to the third smallest, or best, Yield Grade discount on record.

Natural premiums were record high. This was due primarily to larger premiums per cwt. However, less than five percent of all USPB cattle were eligible for a natural beef program. The values shown in Table 2 show the total dollars paid for natural premiums divided across all USPB cattle delivered to Kansas plants. This explains why the natural premium values in Table 2 are small, even though the premiums are high for each animal that qualified for a natural program.

Table 2. Premium Breakdown—Kansas Plants

$/Head	Fiscal 2012	Fiscal 2013	Fiscal 2014	Fiscal 2015
Quality Grade	$31.35	$30.96	$26.83	$26.49
Yield	$29.61	$32.56	$26.81	$24.11
Yield Grade	-$3.01	-$3.90	-$5.86	-$1.53
Outweights	-$4.30	-$2.65	-$2.20	-$4.46
Subtotal Premium	$53.65	$56.97	$45.57	$44.61
ASV	$7.54	$1.15	$0.00	$0.00
Natural	$2.85	$4.09	$3.67	$4.81
Overall Premium	$64.04	$62.21	$49.25	$49.42
Top 75% Premium	$79.30	$76.47	$62.33	$63.85
Top 50% Premium	$94.00	$89.35	$73.43	$77.03
Top 25% Premium	$115.89	$107.80	$89.18	$97.51

Premiums for the top 75%, 50% and 25% were all the third highest in company history. Total premiums paid for all USPB cattle delivered to Kansas plants was $40.2 mil-lion during fiscal year 2015. This was the third highest total premium on record for the company and $4.1 million more than the previous year.

In total, U.S. Premium producers have delivered over 12.1 million head to National Beef’s Kansas processing plants since the company began buying cattle in 1997. These high quality cattle provide a solid base supply of carcasses that can be marketed under branded beef labels and add value to the product marketed by National Beef.

For a complete overview of fiscal year 2015 cattle and grid performance, be sure and attend the USPB Annual Meeting.♦

Fulfilling Our Mission...	continued from page 1

I don’t want to minimize the difficult year our cattle feeder members experienced in 2015. We recognize that part of our mission is to “increase the long-term profitability of cattle producers.” The grid premiums you earn by marketing cattle on our grids contribute to that. We take pride in reporting that the average per head grid premium of $49.42 you earned last year was the third largest in our history and helped reduce the losses incurred from feeding cattle. In total, you delivered the second largest number of cattle through USPB during a fiscal year for which you received more than $40 million in grid premiums.

Owning beef processing has also contributed to that over time. The financial results for fiscal year 2015 are not yet available. However, as our quarterly filings with the Securities and Exchange Commission showed, last year was again challenging for the U.S. beef processing sector. Just as the production segment of the beef industry goes through cycles, so does the beef processing sector. The nation’s cowherd is expanding even more rapidly than we anticipated a year ago, according to some industry estimates. An increase in cattle numbers will improve the beef processing sector’s financial results at some point in time.

The final phrase of our mission statement refers to the beef processing you own being a “global supplier of high quality value-added beef products.” National Beef markets value-added beef products internationally. While the strong value of the U.S. dollar negatively impacted beef exports last year, National Beef continues to look for ways to deliver beef products that are responsive to consumer desires around the world—at a price that is profitable for the company and its owners.

I’d encourage you to learn more about USPB’s and National Beef’s financial results and operational performance during fiscal year 2015 by attending our annual meeting on Thursday, March 24th, at the United Wireless Arena & Conference Center in Dodge City, KS.♦

FY 2015 Annual Meeting...	continued from page 1

Overnight accommodations are available at the Hampton Inn and Suites, which is located adjacent to the conference center. The hotel and conference center are located next to the Boot Hill Casino. To make hotel reservations, call the Hampton Inn and request USPB’s annual meeting rate of $99 per night. The hotel’s address is 4002 W. Comanche St., Dodge City, KS 67801 and the phone number is 620-225-0000.

Please see the insert in this UPDATE for a registration form you can complete and return to USPB to confirm your attendance at this year’s annual meeting. We look forward to seeing you in Dodge City on March 24th.♦

Country of Origin...	continued from page 1

Service (FSIS) is working on guidance for federally inspected establishments regarding any geographic claims they may wish to make on covered commodities (whole muscle beef and pork cuts and ground products). The timing of these guidelines is unknown.

This action does not change the types of cattle eligible for delivery. We continue to work closely with your local National Beef fed cattle buyer regarding finished cattle that are eligible for delivery through USPB. If you have any questions, please call USPB at 866-877-2525.♦

Did You Know...
✔USPB will have a booth at the National Cattlemen’s Beef Association trade show in San Diego, CA, January 27-29. We encourage everyone attending to stop by our booth #4316. At the opening session on Wednesday evening, we will serve grilled beef tenderloin tips from the Kansas City Steak Co.
✔If you have delivery rights you do not plan on using in delivery year 2016, which ends August 27, please call our office at 866-877-2525 for help in getting them leased..

Qualified Seedstock Suppliers Spring Sale Dates
The following USPB Qualified Seedstock Suppliers (QSS) will conduct sales during February through May. See USPB’s web page for links that detail sale times and locations.♦
Mogck & Sons Angus of Olivet	February 18
Cow Camp	February 19
Bruning Farms and Cattle, LLC	February 21
RS Angus	February 26
CB Farms	March 2
Ferguson Angus	March 2
Thorstenson Gelbvieh & Angus	March 5
Lyons Ranch	March 7
Bar Arrow	March 8
Marshall & Fenner	March 18
Molitor Angus Ranch	March 19
Briarwood Farms	March 20
Larson Angus Ranch	March 23
Pelton Simmental/Red Angus	March 23
Oleen Brothers	March 28
Rishel Angus	March 28
Gardiner Angus Ranch	April 2
Heartland Simmental and Angus	April 30
Chair Rock Ranch	May 21
In addition, the following USPB QSS members are selling bulls through private treaty sales during the spring:
Blair Brothers Angus
Dalebanks Angus
Fink Beef Genetics
Harms Plainview Ranch
McCurry Brothers Angus
Trumbull Genetics

U.S. Premium Beef, LLC

Annual Meeting Pre-Registration Form

March 24, 2016

United Wireless Arena & Conference Center, Dodge City, KS

Please complete and fax or mail to the USPB office by March 11, 2016.

PLEASE PRINT

Unitholder or Associate Name:

Name of Attendee:

Address:

City, State Zip:

Phone:	E-Mail Address:

Events:	Additional Registrations:
This meeting is open only to USPB unitholders and associate producers, family members and employees.
USPB Cattle Performance Summary
2:00 p.m.	Name:
Number of people attending
National Beef / USPB Business Meeting	Relationship:
3:30 p.m.
Number of people attending	Name:
Reception
5:30 p.m.	Relationship:
Number of people attending
Dinner and Speaker (Dr. Barry Flinchbaugh)	Name:
6:30 p.m.
Number of people attending	Relationship:
Tour - Friday, March 25 @ 7:30 a.m.

Annual Meeting Hotel:

Hampton Inn & Suites—4002 W. Comanche St., Dodge City, KS 67801—620-225-0000—

The hotel is adjacent to the conference center.

When making reservations request USPB’s annual meeting rate of $99. Cutoff date for the annual meeting rate is March 7. If you have questions, please call USPB at 866-877-2525.

Number interested in tour of National Beef
Packing Co. Space is limited. Interested participants will be contacted with further details.
Driving Directions to the United Wireless Arena & Conference Center:
Take the north U.S. Hwy 50 Bypass. The Conference Center is located on the northwest corner of town on Hwy 50, next to the Boot Hill Casino.

Please complete form and return to:

U.S. Premium Beef, LLC, P.O. Box 20103, Kansas City, MO 64195

(866) 877-2525 phone • (816) 713-8810 fax • uspb@uspb.com